As filed with the Securities and Exchange Commission on October 30, 2024

Registration Statement No. 333-282723

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EUDA HEALTH HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	8000	N/A
(State or other jurisdiction of incorporation organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

EUDA Health Holdings Limited
1 Pemimpin Drive #12-06
One Pemimpin Singapore 576151
+65 6268 6821

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Wei Wen Kelvin Chen
Chief Executive Officer
1 Pemimpin Drive #12-06
One Pemimpin Singapore 576151
+65 6268 6821
kelvin@euda.com

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
United States
(800) 221-0102

Copies to:

Mitchell S. Nussbaum, Esq.

Tahra T. Wright, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
(212) 407-4000

Jane K. P. Tam, Esq.

Loeb & Loeb LLP
901 New York Avenue
Washington, D.C. 20001
(202) 618-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

British Virgin Islands’ company law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Amended and Restated Memorandum and Articles of Association provide that, subject to the BVI Business Companies Act, the Company may indemnify its directors against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to what the person believes is in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

The Company entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service as an officer, director, employee, agent or fiduciary of the Company to the fullest extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits Incorporated by Reference

Exhibit		Schedule	File		Filing
No.	Description	/Form	Number	Exhibit	Date
1.1+	Form of underwriting agreement with respect to ordinary shares, warrants or units
3.1	Amended and Restated Memorandum and Articles of Association of EUDA Health Holdings Limited	S-1	333-268994	3.1	December 23, 2022
4.1	Specimen of ordinary share certificate	S-1	333-268994	4.3	December 23, 2022
4.2+	Form of any warrant agreement with respect to each particular series of warrants issued hereunder.
4.3+	Form of warrant agreement and warrant certificate, if any.
4.4+	Form of unit agreement and unit certificate, if any.
4.5+	Form of subscription right agreement, if any.
4.6+	Form of debt securities, if any.
4.7**	Form of indenture with respect to debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
5.1	Opinion of Conyers Dill & Pearman Pte. Ltd
5.2	Opinion of Loeb & Loeb LLP
16.1	Letter from Marcum Asia CPAs LLP, dated September 9, 2024.	6-K	001-40678	16.1	September 9, 2024
23.1	Consent of Marcum Asia CPAs LLP
23.2	Consent of Friedman LLP
23.3**	Consent of J&S Associate PLT
23.3	Consent of Conyers Dill & Pearman Pte. Ltd (included in Exhibit 5.1)
23.4	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)
24.1**	Power of Attorney (contained in the signature pages hereto)
25.1@	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of a trustee acceptable to the registrant, as trustee under the Indenture with respect to debt securities.
107**	Filing Fee Table

**	Previously filed.

+	To be filed, if necessary, subsequent to the effectiveness of this registration by an amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 6-K in connection with an offering of securities.

@	To the extent applicable, to be filed under Section 305(b)(2) of the Trust Indenture Act of 1939.

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Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

	(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

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(5)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 Amendment No. 1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on October 30, 2024.

EUDA Health Holdings Limited

By:	/s/ Wei Wen Kelvin Chen
Name:	Wei Wen Kelvin Chen
Title:	Chief Executive Officer

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Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints, Wei Wen Kelvin Chen, and each of them, individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-3, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorney-in-fact and agent full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned may or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Wei Wen Kelvin Chen		Executive Director	October 30, 2024
Wei Wen Kelvin Chen		Chief Executive Officer

/s/ Vivian Tay		Interim Chief Financial Officer	October 30, 2024
Vivian Tay

*/s/ Kong-Yew Wong		Director	October 30, 2024
Kong-Yew Wong

*/s/ Kent Kwong Yeow Liew		Director	October 30, 2024
Kent Kwong Yeow Liew

*/s/ Eric Lew		Chairman of the Board	October 30, 2024
Eric Lew

*/s/ Alfred Lim		Executive Director	October 30, 2024
Alfred Lim

*By:	/s/ Wei Wen Kelvin Chen
Wei Wen Kelvin Chen
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of EUDA Health Holdings Limited has signed this registration statement or amendment thereto in New York, New York, United States of America on October 30, 2024.

COGENCY GLOBAL INC.

By:	/s/ Coleen A. De Vries
Name:	Coleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

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